UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________________________

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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On Track Innovations Ltd.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

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ON TRACK INNOVATIONS LTD.
NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 27, 2019

You are hereby notified that an extraordinary meeting of shareholders of On Track Innovations Ltd. (the “Company”), will be held on Thursday, September 27, 2019, at 10:00 A.M., Israel time, at our offices, Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000 (the “Meeting”), for the following purposes:

1.     To approve amendments to the Company’s Amended and Restated Articles of Association (the “Articles of Association”) and the Company’s Memorandum of Association authorizing a reverse share split of all of the Company’s ordinary shares, par value NIS 0.1 each (the “Ordinary Shares”), at the ratio of 30 to 1;

2.     To approve amendments to the Company’s Articles of Association and Memorandum of Association authorizing an increase in the Company’s authorized share capital;

3.     To approve amendments to the Amended and Restated Compensation Policy of the Company; and

4.     To approve the payment of a lump sum bonus in the amount of NIS 100,000 to Mr. Assaf Cohen, for his services as the Company’s Interim Chief Executive Officer.

The Board recommends that you vote in favor of items 1, 2, 3 and 4 above.

Record Date and Right to Vote

The Board has fixed the close of business on August 20, 2019, as the record date for the Meeting (“Record Date”). Subject to the provisions of Israeli law and the Company’s Amended and Restated Articles of Association (the “Articles of Association”), only shareholders on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

All shareholders that are entitled to notice and to vote at the Meeting are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares as of the Record Date (“Proof of Ownership”). If you do not have either an admission ticket or Proof of Ownership, you will not be admitted to the Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Meeting to be held on September 27, 2019:

The proxy statement and proxy card are also available at http://www.otiglobal.com/agm and on our proxy agent’s website at www.proxyvote.com.

Shareholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to

On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, attention: CFO.

Your vote is important regardless of the number of shares you own. You may vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date (as defined below) by following the instructions included on the enclosed proxy card. If you are not voting by phone or Internet, the Company requests that you complete, sign, date and return the enclosed proxy card without delay and no later than the Cut-Off Date described below in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Chief Executive Officer of the Company, or by attending the Meeting and voting in person. We will not be able to count a proxy card unless we receive it at our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel, 1200000, or at the office of our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Tuesday, September 24, 2019 at 5:00 P.M. Israel time, which is September 24, 2019 at 10:00 A.M. Eastern Time (the “Cut-Off Date”).

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares, otherwise your broker, nominee or other institution may have the right to vote on the matters contained in the proxy pursuant to its sole discretion. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

By order of the Board,

/s/ James Scott Medford
James Scott Medford
Chairman of the Board of Directors

August 23, 2019

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly and no later than the Cut-Off Date, in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

ON TRACK INNOVATIONS LTD.

Z.H.R. Industrial Zone

Rosh Pina, Israel, 1200000

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy card are being sent by On Track Innovations Ltd. (the “Company”) to the holders of record of the Company’s outstanding Ordinary Shares on August 20, 2019 (the “Record Date”). The Record Date has been fixed by the Company’s Board of Directors as described hereunder. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”), for use at our Extraordinary General Meeting (the “Meeting”), to be held on Friday, September 27, 2019, at 10:00 A.M. Israel time, at our offices, Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may also assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of the Ordinary Shares held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed August 20, 2019 as the Record Date for the Meeting. Only shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On August 20, 2019, there were 41,324,377 outstanding Ordinary Shares. Each Ordinary Share is entitled to one vote per share. Subject to the provisions of Israeli law and pursuant to the Articles of Association of the Company, no business may be transacted at any shareholder meeting unless a quorum is present when the meeting begins. The quorum required for a meeting of shareholders is at least two shareholders present in person or by proxy, holding in the aggregate at least one third (33 1/3%) of the issued and outstanding Ordinary Shares as of the Record Date (the “Quorum”). Abstentions will not be counted with respect to the items below, but will be counted in determining if a Quorum is present. Broker non-votes, as defined below, are counted in determining if a Quorum is present.

All Ordinary Shares represented in person or by valid proxies received by the Company prior to the Cut-Off Date (as defined below), and not revoked, will be voted as specified in the proxies or voting instructions. Votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Because Items No. 1, 3 and 4 in this proxy statement are non-routine proposals, your broker, bank or other agent will not be entitled to vote on these proposals without your instructions.

Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Chief Executive Officer, by submitting a duly executed proxy bearing a later date, but not after the Cut-Off Date, or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

We will not be able to count a proxy card unless we receive it at our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel, 1200000, or at our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Tuesday, September 24, 2019, at 5:00 P.M. Israel time, which is Tuesday, September 24, 2019, at 10:00 A.M. Eastern Time (“Cut-Off Date”). You may also vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date by following the instructions included on the enclosed proxy card.

Our website address and our proxy agent’s website address are included several times in this proxy statement as a textual reference only, and the information in these websites is not incorporated by reference into this proxy statement.

ITEM NO. 1 — APPROVAL OF AMENDMENTS TO OUR ARTICLES OF ASSOCIATION AND MEMORANDUM OF ASSOCIATION TO EFFECT A REVERSE SHARE SPLIT

Background

As reported on our Current Report on Form 8-K filed on October 26, 2018, on October 24, 2018, we received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”), indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the Company’s closing bid price for its Ordinary Shares was below $1.00 per share for the last 30 consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a 180-calendar day compliance period, or until April 22, 2019, to regain compliance with the minimum bid price requirement. During the compliance period, the Company’s Ordinary Shares continued to be listed and traded on the Nasdaq Stock Market.

Since the Company did not regain compliance by April 22, 2019, the Company was afforded a second 180-calendar day compliance period, or until October 21, 2019, as notified to it on April 23, 2019, by an additional written notice from Nasdaq. To qualify for this additional time, the Company is required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s Ordinary Shares must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period. If the Company does not regain compliance by October 21, 2019, Nasdaq will provide notice that the Company’s Ordinary Shares will be subject to delisting.

The Reverse Split

Accordingly, our Board has approved and has recommended that our shareholders approve a reverse split of our Ordinary Shares at the ratio of 30 to 1. The purpose of the reverse split is to increase the market price per share of our Ordinary Shares. Our Board believes that a decrease in the number of Ordinary Shares outstanding is likely to improve the trading price of our Ordinary Shares and is necessary to help maintain our listing on Nasdaq Capital Market. We believe that the continued listing of our Ordinary Shares on the Nasdaq Capital Market will enable us to have better access to the public capital markets while providing for greater liquidity for our shareholders. In addition, we believe that the reverse split is advisable in order to make our Ordinary Shares more attractive to a broader range of investors, including professional investors, institutional investors and the general investing public. Our Board believes that the anticipated increased price resulting from the reverse split may generate additional interest and trading in our Ordinary Shares.

The principal effects of the reverse split would be that:

•        the per-share exercise price of any outstanding stock options would be increased proportionately and the number of Ordinary Shares issuable upon the exercise of such awards would be reduced proportionately, and the number of shares issuable under outstanding options, restricted share units and restricted share awards and all other outstanding equity-based awards would be reduced proportionately to maintain the intrinsic value of such awards;

•        the number of Ordinary Shares authorized for future issuance under our equity plans would be proportionately reduced and other similar adjustments will be made under the equity plans to reflect the reverse split;

•        the exercise, exchange or conversion price of all other outstanding securities that are exercisable or exchangeable for or convertible into Ordinary Shares would be proportionately adjusted to maintain the intrinsic value of such securities and the number of Ordinary Shares issuable upon such exercise, exchange or conversion would be proportionately adjusted;

•        the reverse split would likely increase the number of shareholders who own odd lots (less than 100 shares). Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares; and

•        after the effective time of the reverse split, the Ordinary Shares would have a new CUSIP number, which is a number used to identify our Ordinary Shares.

After the reverse split, all Ordinary Shares would have the same voting rights and rights to any dividends or other distributions by the Company as the Ordinary Shares currently outstanding.

Approval of Amendment of our Articles of Association and Memorandum of Association

We are therefore seeking approval of the shareholders to effect a reverse share split of our Ordinary Shares at a ratio of 30 to 1.

We are proposing to amend Article 2.1.1 of our Articles of Association as follows (deletions are struck through and additions are underlined):

“2.1 Share Capital and Rights Attached to Ordinary Shares

2.1.1 The registered capital of the Company is NIS 5,000,000, divided into ~~50,000,000~~1,666,667 ordinary shares with a nominal value of NIS ~~0.1~~3 each.”

We are also proposing to amend our Memorandum of Association respectively to reflect the above changes.

Our Board has requested that shareholders approve a reverse split at the ratio of 30 to 1. Following such approval, we will issue a press release announcing the effective date of the reverse split, and will amend our Articles of Association and Memorandum of Association to effect such reverse split. The Company is also required to give notice to Nasdaq at least 15 calendar days prior to the record date of a reverse split.

Fractional Shares

No certificates or scrip representing fractional Ordinary Shares will be issued upon consummation of the reverse split, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a holder of our Ordinary Shares. All fractional shares to which a shareholder would be entitled will be rounded up to the nearest whole number of Ordinary Shares.

Tax Consequences of the Reverse Split

Israeli Tax Law

Shareholders should consult with their own tax advisors regarding the tax effect, if any, of the reverse share split on them.

U.S. Federal Income Tax

The following summary describes certain U.S. federal income tax consequences relating to the reverse split for U.S. Holders (as defined below). This summary addresses only the U.S. federal income tax consequences to U.S. Holders that hold their Ordinary Shares as capital assets. This summary does not discuss all tax considerations that may be relevant to U.S. Holders in connection with the reverse split and does not address tax considerations applicable to U.S. Holders that may be subject to special tax rules, including, without limitation: banks, financial institutions or insurance companies; brokers, dealers or traders in securities, commodities or currencies; tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively; certain former citizens or long-term residents of the United States; persons that received our securities as compensation for the performance of services; persons that hold our securities as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes; partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that hold our Ordinary Shares through such an entity; persons whose “functional currency” is not the U.S. Dollar; persons subject to the alternative minimum tax; or persons that own directly, indirectly or through attribution 10.0% or more of the voting power or value of our Ordinary Shares. Moreover, this summary does not address the U.S. federal estate, gift or alternative minimum tax consequences, or any state, local or foreign tax consequences, of the reverse split.

This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service will not take a different position concerning the tax consequences of the reverse split or that such a position would not be sustained. Shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of the reverse split in their particular circumstances.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that, for United States federal income tax purposes, is:

•        a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of the reverse split in its particular circumstance.

You should consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the reverse split.

The reverse split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Therefore, in general, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse split (except potentially with respect to additional post-reverse split shares received in lieu of our issuing fractional shares). In the aggregate, ignoring any additional post-reverse split shares received in lieu of our issuing fractional shares, a U.S. Holder’s tax basis in its post-reverse split shares generally will equal the U.S. Holder’s tax basis in its pre-reverse split shares, and the holding period of the post-reverse split shares will include the holding period of the pre-reverse split shares.

U.S. Holders that have acquired different blocks of our Ordinary Shares at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted tax basis among, and the holding period of, our Ordinary Shares.

Implementation of the Reverse Split

Holders of pre-reverse split shares (“Old Shares”), after the effective date, may, but are not required to, contact our transfer agent regarding the procedure for surrendering to our transfer agent, certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares (“New Shares”). No new certificates will be issued to a shareholder until or unless such shareholder has surrendered such shareholder’s outstanding certificate(s) together with such information, fees and documentation as the transfer agent may require, to the transfer agent for reissuance. Shareholders should not destroy any stock certificate. We and the transfer agent will adjust record shareholder’s shareholdings in our records regardless of whether any certificates evidencing Old Shares are returned for reissuance in order to evidence New Shares and therefore, shareholders are not required to return their certificates for reissuance unless they want to. In the event shareholders do not have their certificates representing Old Shares reissued for certificates evidencing New Shares, such certificates will still only provide rights and ownership of the adjusted number of New Shares in connection with the Reverse Stock Split, when presented for voting or transfer, even if the certificates still list the number of Old Shares prior to the Reverse Stock Split.

Shareholders whose shares are held in book-entry form or by their broker do not need to submit old share certificates for exchange. These shareholders’ book-entry records or brokerage accounts will automatically reflect the new quantity of shares based on the 30 to 1 ratio of the reverse split.

Beginning on the effective date of the reverse share split, each certificate or other share ownership record representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares, subject to the rounding up of fractional shares to the next whole share.

Certain Risks and Potential Disadvantages Associated with the Reverse Split

There can be no assurance that the market price of our Ordinary Shares in the future will sustain a level sufficient to maintain compliance with Nasdaq’s minimum bid price requirement nor with any of the other Nasdaq continued listing standards and requirements. While we believe that we will comply with these requirements after effecting a reverse split based on a ratio of 30 to 1, we can make no assurance, as our shareholder base or stock price may change or other factors beyond our control may occur as of or after the record date for the reverse split. If our Ordinary Shares are delisted from the Nasdaq Capital Market, trading in our Ordinary Shares may be conducted, if available, on the Over the Counter Bulletin Board Service or another medium.

The liquidity of our Ordinary Shares could also be adversely affected by the reduced number of Ordinary Shares that would be outstanding after the reverse share split, and this could have an adverse effect on the market price of the Ordinary Shares. If the market price of our Ordinary Shares declines subsequent to the effectiveness of the reverse share split, this will detrimentally affect our market capitalization and the market value of our public float, which may then place us at greater risk of becoming a passive foreign investment company for U.S. federal income tax purposes.

Interests of Certain Persons

Certain of our executive officers and directors have an interest in this proposal as a result of their ownership of Ordinary Shares. However, we do not believe that our executive officers or directors have interests in this proposal that are different than or greater than those of any of our other shareholders.

Proposed Resolution

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve the reverse share split (including the relevant amendments to the Articles of Association and the Memorandum of Association of the Company) as detailed in the Proxy Statement.”

Required Vote

The affirmative vote of 75% of the Ordinary Shares voting on the matter is required to approve this resolution. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the adoption of the forgoing resolution.

ITEM NO. 2 — APPROVAL OF AMENDMENTS TO OUR ARTICLES OF ASSOCIATION AND MEMORANDUM OF ASSOCIATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL

Background

In addition to the proposed change in our Articles of Association and Memorandum of Association described under Item 1 above, we are also proposing to effect an increase in our authorized share capital. In order to ensure sufficient Ordinary Shares will be available for issuance by us, the Board has approved, subject to shareholders approval, an amendment to the Articles of Association and Memorandum of Association that increases the number of Ordinary Shares authorized for issuance from 1,666,667 (following the reverse split, if approved) to 3,333,334. The purpose of this increase is to maintain our current flexibility to conduct future issuances of our Ordinary Shares in the ordinary course from time to time to fund our operations, consistent with our historical practice of raising financing through equity and debt issuances. Although we believe our current authorized share capital before the reverse split suffices to service our ongoing capital-raising needs, an increase in authorized share capital will maintain this flexibility to raise money in the capital markets. In addition, because the reverse split will substantially reduce the number of authorized but unissued shares (which was 7,526,925 authorized but unissued shares as of March 31, 2019, prior to the proposed reverse share split), and we believe that a minimum number of authorized but unissued shares will be necessary for future issuances regardless of the price per share, we wish to ensure the availability of this minimum. We currently do not have any acquisitions or other major transactions planned that would require us to increase our authorized share capital, and our Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device.

Increase in our Authorized Share Capital

Our Board has approved, subject to shareholders approval, an increase of our authorized share capital by NIS 5,000,002 so that following the reverse share split (if approved) we will increase the number of authorized but unissued Ordinary Shares and the increase in authorized share capital by 1,666,667 Ordinary Shares.

After the increase, all Ordinary Shares issuable from our authorized share capital would have the same voting rights and rights to any dividends or other distributions by the Company as the Ordinary Shares currently issuable from our share capital.

Approval of Amendment of our Articles of Association and Memorandum of Association

We are therefore seeking approval of the shareholders to increase our authorized share capital by NIS 5,000,002 and accordingly to increase our authorized share capital, following the reverse share split (if approved), by 1,666,667 Ordinary Shares.

If the reverse share split proposed under Item 1 above is not approved by our shareholders and the increase of the share capital under this Item 2 is approved by our shareholders, we will increase the number of Ordinary Shares authorized for issuance from 50,000,000 (par value NIS 0.1 each) to 100,000,000 (par value NIS 0.1 each).

We are proposing to amend Article 2.1.1 of our Articles of Association as follows, assuming the reverse share split proposed under Item 1 above will be approved (deletions are struck through and additions are underlined):

“2.1.1  The registered capital of the Company is NIS ~~5,000,000~~ 10,000,002, divided into ~~50,000,000~~ 3,333,334 ordinary shares with a nominal value of NIS ~~0.1~~ 3 each.”

We are also proposing to amend our Memorandum of Association to reflect the above changes.

Certain Risks and Disadvantages Associated with the Share Capital Increase

If our Board authorizes the issuance of additional Ordinary Shares after the increase in our authorized share capital, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the increase in our authorized share capital not been effected. Future issuances of Ordinary Shares will dilute the voting power and ownership of our existing shareholders, and, depending on the amount of consideration received in connection with the issuance, could also reduce shareholders’ equity on a per-share basis. Although the purpose of the increase in authorized share capital is to maintain our capital-raising position, these additional Ordinary Shares may also be issued in the future for other purposes, such as compensation, giving rise to further opportunities for dilution. We currently do not have any acquisitions or other major transactions planned that would require us to increase our authorized share capital, and our Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. However, the authorized Ordinary Shares could, in theory, also be used to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders (for example, by permitting issuances that would dilute the share ownership of a person seeking to effect a change in the composition of the board or management of our Company or contemplating a tender offer or other transaction for the combination of the Company with another company). The newly available authorized shares resulting from the increase in our authorized share capital thus may have the potential to limit the opportunity for our shareholders to dispose of their Ordinary Shares at a premium.

Proposed Resolution

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve the capital increase (including the relevant amendments to the Articles of Association and Memorandum of Association of the Company) as detailed in the Proxy Statement.”

Required Vote

The affirmative vote of 75% of the Ordinary Shares voting on the matter is required to approve this resolution. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. As this proposal is deemed to be a routine matter, there will not be any broker non-votes on this proposal.

The Board recommends a vote FOR the approval of the adoption of the forgoing resolution.

ITEM NO. 3 — APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED COMPENSATION POLICY OF THE COMPANY

Pursuant to the Israeli Companies Law (the “Companies Law”), all public Israeli companies, including companies whose shares are publicly-traded only outside of Israel, such as the Company, are required to adopt a written compensation policy for their executives, which addresses certain items prescribed by the Companies Law and serves as a flexible framework for executive and director compensation. Accordingly, on December 6, 2013, the Company’s shareholders approved the compensation policy for the Company’s directors and officers (the “Compensation Policy”) and on December 15, 2016, the Company’s shareholders approved the amended and restated version of the Compensation Policy (the “Amended and Restated Compensation Policy”). See “Compensation of Directors and Executive Officers-Executive Officers Compensation Policy” below for a description of the Amended and Restated Compensation Policy.

Since under the Companies Law, the Company is required to review, update (if necessary) and approve the compensation policy every three years, the Compensation Committee of our Board and our Board reviewed the Amended and Restated Compensation Policy and determined that it needs to be amended.

The material amendments to our Amended and Restated Compensation Policy are (1) to reduce the maximum amount of our Chief Executive Officer’s gross base annual salary to NIS 1,800,000, (2) to reduce the maximum amount of gross base annual salary paid to our executives (i.e., all of our Office Holders, as such term is defined in the Companies Law) that are subordinated to our Chief Executive Officer and not acting as directors (the “Executives”) to NIS 1,200,000, (3) to revoke the ability of our Compensation Committee to authorize the approval of payments upon termination of employment to our Chief Executive Officer, Chief Financial Officer and vice presidents and other Executives of up to certain maximum levels of months, (4) changes with respect to our D&O insurance coverage, which mainly include: (i) increasing the coverage to up to $20 million for a single claim and for the entire period of the insurance, and increasing the annual premium to up to $250,000, with up to a 15% increase per year and providing details about the deductible that shall not exceed $2,500,000 per claim, (ii) adding provisions with respect to the Company’s right to purchase run off coverage for a period of up to seven years. The total premium for the run off coverage for the entire period of the insurance shall not exceed 300% of the last paid annual premium and the deductible shall not exceed $2,500,000 per claim, (iii) adding provisions pursuant to which the Company may extend the insurance policy in place to include coverage for liability pursuant to a public offering of securities, provided that the additional premium for such extension of liability coverage shall not exceed 50% of the current annual premium, and (iv) adding provisions according to which all insurance policies that will be purchased as aforesaid may include entity coverage for securities claims, insuring the Company itself for claims filed against the Company for the violation of laws regulating securities, (5) changes with respect to weight and percentage of each of the factors for the calculation of the annual performance bonus, giving more weight to the financial factors over the discretionary factors, (6) to reduce the aggregate amount of our Executives’ annual performance bonus, and (7) to shorten the vesting period of our equity-based incentives from between three to four years to three years. The foregoing description is only a summary of the material revisions and you are urged to review the Amended and Restated Compensation Policy in its entirety as well as the section below captioned “Compensation of Directors and Executive Officers – Executive Officers Compensation Policy”.

A marked and a clean copy of the Amended and Restated Compensation Policy indicating the proposed amendments is attached hereto as Appendix A1 and A2.

Proposed Resolution

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the amendments to the Amended and Restated Compensation Policy for the Company’s directors and officers, in the form attached hereto as appendix A1 is hereby approved.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the Ordinary Shares of shareholders who are non-controlling1 shareholders nor having a personal interest in said resolution; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on compensation policy, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the amendments of the Amended and Restated Compensation Policy attached hereto as appendix A1.

____________

1        Under the Companies Law, in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the Company, otherwise than by reason of being a director or other office holder of the Company, and you are deemed to have a personal interest if any member of your immediate family (spouse, sibling, parent, grandparent or each of the foregoing with respect to your spouse or their spouse) has a personal interest in the adoption of the proposal. In addition, you are deemed to have a personal interest if a company, other than the Company, that is affiliated with you has a personal interest in the adoption of the proposal. Such company is a company in which you or a member of your immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares. You are also deemed to have a personal interest if you are voting other person’s shares pursuant to a proxy provided by the other person that has a personal interest, whether or not you have a discretion to vote the shares. However, you are not deemed to have a personal interest in the adoption of the proposal if your interest in such proposal arises solely from your ownership of the Company’s Ordinary Shares, or to a matter that is not related to a relationship with a controlling shareholder.

ITEM NO. 4 — APPROVAL OF A SPECIAL BONUS TO MR. ASSAF COHEN FOR HIS SERVICES AS THE COMPANY’S INTERIM CHIEF EXECUTIVE OFFICER

As reported on the Company’s Current Report on form 8-K filed on July 29, 2019, on July 24, 2019, in connection with the resignation of Mr. Shlomi Cohen, the former Chief Executive Officer of the Company, Mr. Assaf Cohen was appointed by the Board of Directors as the Company’s Interim Chief Executive Officer to serve in such capacity until a replacement is appointed. The Company is continuing to seek a suitable candidate to serve as its permanent Chief Executive Officer. In addition to serving as Interim Chief Executive Officer, Mr. Assaf Cohen is continuing to serve as Chief Financial Officer of the Company.

In connection with the appointment of Mr. Assaf Cohen as Interim Chief Executive Officer of the Company, the Compensation Committee and the Board approved and recommended that the Company’s shareholders approve additional compensation to Mr. Cohen of a lump sum bonus in the amount of NIS 100,000, for his services as the Company’s Interim Chief Executive Officer, and further determined that such compensation terms are advisable and in the best interest of the Company.

The above mentioned compensation terms of Mr. Assaf Cohen as the Company’s Interim Chief Executive Officer need to be formally approved by the Company, but are not compliant with the limitations set forth in the Amended and Restated Compensation Policy. Accordingly, approval of the proposed terms of Mr. Assaf Cohen is deemed as a deviation from the provisions of the Compensation Policy, and in order to duly approve the compensation of Mr. Assaf Cohen as set forth above, specific consideration of the matter was carried out by the Board and the Compensation Committee, as described below.

The Board and the Compensation Committee approved the engagement terms of Mr. Assaf Cohen with the Company, and believe it is in the Company’s best interest to adopt such compensation terms. The Board and the Compensation Committee further concluded that the compensation terms are, in light of the information known to the Board and the Compensation Committee as to compensation of similar position holders in other companies in the industry, reasonable under the circumstances and appropriate.

Furthermore, the Board and the Compensation Committee concluded that the proposed compensation terms are reasonable and fair, and found that the compensation is adequate given the scope of services Mr. Assaf Cohen is providing and expected to provide to the Company as Interim Chief Executive Officer and the circumstances surrounding the Company’s affairs and its need for leadership resources. In addition, when resolving to approve the proposed compensation, the Board and Committee took into account the items listed in the first and second parts of the first appendix to the Companies Law (relating to Section 267B to the Companies Law).

Proposed Resolution

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve the payment of a lump sum bonus in the amount of NIS 100,000 to Mr. Assaf Cohen, for his services as the Company’s Interim Chief Executive Officer.”

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the shares of shareholders who are non-controlling2 shareholders nor having a personal interest in said resolution; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on compensation policy, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the special bonus to of Mr. Assaf Cohen, for his services as the Company’s Interim Chief Executive Officer, as disclosed in this proxy statement.

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2        See footnote 1 above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of August 20, 2019 (unless provided herein otherwise), with respect to holdings of our Ordinary Shares by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Ordinary Shares outstanding as of such date; (2) each of our directors; (3) each of our Named Executive Officers (specified below); and (4) all of our directors and our executive officers as a group.

All information with respect to the ownership of any of the below shareholders has been furnished by such shareholder and, unless otherwise indicated below, we believe that persons named in the table have sole voting and sole investment power with respect to all of the shares shown as owned, subject to community property laws, where applicable. The shares owned by the directors and executive officers include the shares owned by their family members to which such directors and executive officers disclaim beneficial ownership, as provided for below. If a shareholder has the right to acquire shares by exercising options currently exercisable or exercisable within 60 days of the date of this table, these shares are deemed outstanding for the purpose of computing the percentage owned by the specific shareholder (that is, they are included in both the numerator and the denominator), but they are disregarded for the purpose of computing the percentage owned by any other shareholder.

The information in the table below is based on 41,324,377 Ordinary Shares outstanding as of August 20, 2019 (prior to the reverse share split proposed under Item 1 above) and reflects number of shares owned prior to the reverse share split proposed under Item 1 above. Unless otherwise indicated, the address of each of the individuals named below is: c/o On Track Innovations Inc., Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel.

Name of beneficial owner	Position	Number of Ordinary Shares Beneficially Owned (*)	% of Class of Ordinary Shares
William C. Anderson III(1)	Director	70,000	**
Donna Seidenberg Marks(2)	Director	50,000	**
James Scott Medford(3)	Director	20,000	**
Michael Soluri(4)	Director	10,000	**
Shlomi Cohen(5)	Former Chief Executive Officer	440,000	1.1%
Assaf Cohen(6)	Chief Financial Officer and currently Interim Chief Executive Officer	25,000	**
Nehemia Itay(7)	VP of Hardware	10,000	**
Amir Eilam(8)	VP, Research & Development	18,333	**
Ye’ela Haggai-Levy	Former General Counsel and Corporate Secretary	—	**
All executive officers and directors as a group (6 persons)		615,000	1.5%
5% Shareholders
Jerry L. Ivy, Jr.(9)	Shareholder	3,997,575	9.7%

____________

(*)      If a shareholder has the right to acquire shares by exercising options currently exercisable or exercisable within 60 days of the date of this table, these shares are deemed outstanding for the purpose of computing the percentage owned by the specific shareholder (that is, they are included in both the numerator and the denominator), but they are disregarded for the purpose of computing the percentage owned by any other shareholder.

(**)    Less than 1%

(1)      Includes 60,000 Ordinary Shares held by Mr. Anderson and includes options held by Mr. Anderson to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(2)      Consists of options held by Ms. Seidenberg Marks to purchase 50,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(3)      Includes 10,000 Ordinary Shares held by Mr. Medford and includes options held by Mr. Medford to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(4)      Includes options held by Mr. Soluri to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(5)      Includes options held by Mr. Cohen to purchase 440,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table. Effective August 1, 2019, Mr. Cohen is no longer the Chief Executive Officer of the Company. As a result, pursuant to the Company’s option plan, such vested options must be exercised within a period of three months from the date of his termination or else will be forfeited.

(6)      Includes options held by Mr. Cohen to purchase 25,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(7)      Consists of options held by Mr. Itay to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(8)      Consists of options held by Mr. Eilam to purchase 18,333 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(9)      Information is based solely on Form 3 filed by Mr. Ivy with the SEC on July 17, 2019. Mr. Ivy’s address is 1003 Lake St. #301, Kirkland, WA 98033.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation earned during the years ended December 31, 2018 and 2017 by (i) our Chief Executive Officer; (ii) our Chief Financial Officer; (iii) our VP of Hardware Engineering; (iv) our VP, Research & Development; and (v) our then General Counsel and Corporate Secretary. We refer to the persons listed in (i) through (v) collectively as the Named Executive Officers. Certain of these officers are included solely to comply with Israeli law.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock-based Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	All other Compensation ($)(3)	Total ($)
Shlomi Cohen	2018	419,524	36,351	65,000	259,550	71,479	851,904
Former Chief Executive	2017	416,917	36,302	81,000	279,526	72,548	886,293
Officer(4)
Assaf Cohen	2018	104,754	2,643	6,000	19,861	38,385	171,643
Interim Chief Executive	2017	—	—	—	—	—	—
Officer and Chief Financial
Officer(5)
Nehemia Itay	2018	162,629	2,033	—	19,521	43,680	227,863
VP of Hardware Engineering(6)	2017	157,809	—	—	27,251	44,575	229,635
Amir Eilam	2018	143,547	—	—	33,158	47,288	223,993
VP, Research &	2017	141,231	—	—	25,350	48,390	214,971
Development(7)
Ye’ela Haggai-Levy	2018	118,029	1,752	4,500	15,889	43,046	183,216
Former General Counsel	2017	—	—	—	—	—	—
and Corporate Secretary(8)

____________

(1)      Salary payments which were in NIS were translated into U.S. Dollars according to the annual average exchange rate of NIS 3.59 per U.S. Dollar in 2018 and NIS 3.60 per U.S. Dollar in 2017.

(2)      The fair value recognized for the option awards was determined as of the grant date in accordance with FASB ASC Topic 718 (see Note 10B to our consolidated financial statements included in our Annual Report on Form 10-K).

(3)      This cost reflects social benefits (as required under applicable Israeli law), car expenses and termination payments.

(4)      The 2018 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $20,529 of car expenses and $50,950 of social benefits. The 2017 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $21,668 of car expenses and $50,880 of social benefits. Effective August 1, 2019, Mr. Cohen is no longer the Chief Executive Officer of the Company.

(5)      The 2018 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $16,579 of car expenses and $21,806 of social benefits. In 2017, Mr. Cohen, was not a Named Executive Officer. As of August 1, 2019, Mr. Cohen is also the Interim Chief Executive Officer of the Company, in addition of being its Chief Financial Officer.

(6)      The 2018 “All Other Compensation” of Mr. Itay, as shown in the table above, is comprised of $17,024 of car expenses and $26,656 of social benefits. The 2017 “All Other Compensation” of Mr. Itay, as shown in the table above, is comprised of $18,334 of car expenses and $26,241 of social benefits.

(7)      The 2018 “All Other Compensation” of Mr. Eilam, as shown in the table above, is comprised of $17,024 of car expenses and $30,264 of social benefits. The 2017 “All Other Compensation” of Mr. Eilam, as shown in the table above, is comprised of $18,334 of car expenses and $30,056 of social benefits.

(8)      The 2018 “All Other Compensation” of Ms. Haggai-Levi, as shown in the table above, is comprised of $17,024 of car expenses and $26,022 of social benefits. In 2017, Ms. Haggai-Levi was not a Named Executive Officer.

All of the incumbent Named Executive Officers mentioned in the table above and our directors are entitled to acceleration of the vesting of any unvested share options and restricted shares in the event of a change of control of the Company.

Pension, Retirement or Similar Benefit Plans

Except as required by applicable law (relating to severance payments to Israeli employees), none of our current officers or employees are entitled to receive any payments upon termination of employment.

Executive Officers Compensation Policy

In accordance with recent requirements and limitations set forth in the Companies Law, we adopted a Compensation Policy in 2013, which was thereafter amended by our Compensation Committee of the Board, approved by our Board and recommended to our shareholders and approved thereby at our annual general meeting held on December 15, 2016. We are now proposing to amend our Compensation Policy, as specified in Item No. 3 above.

The Compensation Policy sets rules and guidelines with respect to our compensation strategy for executive officers, and is designed to provide for the retention of, and to attract, highly qualified executives. The Compensation Policy is designed to balance competitive compensation of executive officers with our financial resources, while creating appropriate incentives considering, inter alia, risk management factors arising from our business, executive compensation benchmarks used in the industry, our size (including without limitation, sales volume and number of employees), the nature of our business and our then-current cash flow situation, in order to promote our long-term goals, work plan, policies and the interests of our shareholders.

The Compensation Policy is designed to allow us to create a full compensation package for each of our executives based on common principles. With respect to variable compensation components, the Compensation Policy is designed to allow us to consider each executive’s contribution in achieving our short-term and long-term strategic goals and in maximizing its profits from a long-term perspective and in accordance with the executive’s position.

The Compensation Policy further provides for an annual performance bonus payable to executive officers. The payment of such bonus is tied to long-term corporate performance, rather than short-term stock market performance. Bonuses are paid in accordance with specific performance targets and based, among others, upon the following factors: (i) the Company’s achievement of certain financial performance metrics, consisting of annual revenue targets, EBITDA target, each based on our annual budget; (ii) achievement by the respective executive of certain predetermined objectives; and (iii) other discretionary considerations, taking into account tangible and intangible performance factors, including the executive’s relative contribution to the Company.

Bonus payments shall not exceed, in the case of a Chief Executive Officer, an aggregate amount equivalent to twelve months’ base salary, and for other executive officers, an aggregate amount equivalent to nine months’ base salary (or, if the amendments to the Compensation Policy proposed under Item 3 above will be accepted, to six months’ base salary) of the respective executive.

Employment Agreements

We maintain written employment and related agreements with all of our current executive officers. These agreements provide for monthly salaries and contributions by us to executive insurance and vocational studies funds. The employment agreements of certain executive officers provide for the achievement of an annual bonus, as described above. In addition, we may decide to grant our executive officers share options from time to time. All of our executive officers’ employment and related agreements contain provisions regarding noncompetition, confidentiality of information and assignment of inventions. The enforceability of covenants not to compete in Israel is unclear.

We have the following written agreements and other arrangements concerning compensation with our current executive officers:

(1)    Agreement with Shlomi Cohen.    We had an employment agreement with Mr. Cohen, which provided that Mr. Cohen would serve as Chief Executive Officer of the Company and our subsidiaries, in consideration of a monthly gross salary (currently NIS 119,790; NIS 108,900 in 2018) and other standard benefits. Mr. Cohen also received grants of options to purchase up to 100,000 Ordinary Shares on an annual basis to promote retention and as an incentive, subject to vesting requirements. The issuance of such options was subject to the discretion and approval of both our Compensation Committee of the Board and the Board. According to the employment agreement, Mr. Cohen was eligible to receive an annual bonus in an amount up to 12 months’ gross base salary. On July 24, 2019, Mr. Cohen resigned as the Chief Executive Officer of the Company, as reported in the Company’s Current Report on Form 8-K filed on July 29, 2019. As part of Mr. Cohen’s compensation following his resignation, and according to the terms of his employment agreement, Mr. Cohen has received a lump-sum payment in an amount equal to five monthly gross salaries (i.e., NIS 598,950). As a result of his resignation, pursuant to the Company’s option plan, Mr. Cohen’s vested options must be exercised within a period of three months from the date of his termination or else will be forfeited.

(2)    Agreement with Assaf Cohen.    We have an employment agreement with Mr. Cohen, which provides that Mr. Cohen will serve as Chief Financial Officer of the Company and our subsidiaries, in consideration of a monthly gross salary (effective August 1, 2019 and as described below NIS 45,000; between January 1, 2019 and July 31, 2019 NIS 35,000; in 2018 NIS 30,000) and other standard benefits. Mr. Cohen also receives grants of options on an annual basis to promote retention and as an incentive, subject to vesting requirements. The issuance of such options is subject to the discretion and approval of both the Company’s Compensation Committee and the Board of Directors. According to the employment agreement, Mr. Cohen is eligible to receive an annual bonus in an amount up to 4 months’ gross base salary. The employment agreement is for an unlimited duration, provided that each party may terminate it without cause upon serving the other party a written notice of six months (formerly was three months), prior to termination. Effective August 1, 2019, as approved by our Board and Compensation Committee, Mr. Cohen’s monthly gross salary is NIS 45,000 and the above mentioned written notice for termination is six months. These new terms, although agreed upon, have not yet been added to Mr. Cohen written employment agreement. We are now proposing to approve a lump sum bonus to Mr. Cohen, in the amount of NIS 100,000, for his services as the Interim Chief Executive Officer of the Company, as further described under Item no. 4 above.

Outstanding Equity Awards at Fiscal Year-End

The following table shows options to purchase our Ordinary Shares outstanding on December 31, 2018, held by each of our Named Executive Officers (prior to the reverse share split proposed under Item 1 above).

Number of Securities Underlying Unexercised
	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Shlomi Cohen(1)	200,000	—	$0.75	11/02/2020
	26,667	13,333	$0.44	02/14/2021
	66,667	33,333	$0.84	03/22/2021
	33,333	66,667	$1.58	02/06/2022
	—	100,000	$1.33	01/01/2023
Assaf Cohen(2)	10,000	—	$0.74	11/11/2020
	10,000	5,000	$1.07	11/30/2021
	5,000	10,000	$1.21	11/28/2022
	—	20,000	$0.84	11/27/2023
Nehemia Itay(3)	10,000	—	$2.36	05/13/2019
	10,000	5,000	$1.07	11/30/2021
Amir Eilam(4)	5,000	—	$1.68	01/01/2020
	13,333	6,667	$1.07	11/30/2021
Ye’ela Haggai-Levy(5)	—	15,000	$0.84	11/27/2023

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(1)      On November 2, 2015, 200,000 options were granted to Mr. Cohen under the 2001 Stock Option Plan, as amended, or the 2001 Plan. The options vest in three equal annual installments, commencing July 31, 2016. On February 14, 2016, 40,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing February 3, 2017. On March 22, 2016, 100,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing March 22, 2017. On February 6, 2017, 100,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing February 6, 2018. On January 1, 2018, 100,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing January 1, 2019. As a result of Mr. Cohen’s resignation from the Company, pursuant to the Company’s option plan, any vested options must be exercised within a period of three months from the date of his termination or else will be forfeited.

(2)      On November 11, 2015, 10,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 11, 2016. On November 30, 2016, 15,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017. On November 28, 2017, 15,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 28, 2018. On November 27, 2018, 20,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 27, 2019.

(3)      On May 13, 2014, 10,000 options were granted to Mr. Itay under the 2001 Plan. The options vest in three equal annual installments, commencing May 13, 2015. On December 15, 2016, 15,000 options were granted to Mr. Itay under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017.

(4)      On January 1, 2015, 15,000 options were granted to Mr. Eilam under the 2001 Plan, out of which 10,000 options were exercised by Mr. Eilam as of December 31, 2018. The options vest in three equal annual installments, commencing January 1, 2016. On December 15, 2016, 20,000 options were granted to Mr. Eilam under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017.

(5)      On November 27, 2018, 15,000 options were granted to Ms. Haggai-Levy under the 2001 Plan. The options vest in three equal annual installments, commencing November 27, 2019.

Director Compensation for 2018

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who was not a Named Executive Officer during the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)	Total ($)
William C. Anderson III	29,879	—	25,456
Donna Seidenberg Marks	25,456	—	25,456
James Scott Medford	21,786	—	21,786
Michael Soluri	25,456	—	25,456

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(1)      This column represents the sums that our non-executive directors received according to the Israeli regulations as an annual fee as well as for attending Board and Board committee meetings.

As of December 31, 2018, our directors held options to purchase our Ordinary Shares (prior to the reverse share split proposed under Item 1 above) as follows:

Name	Aggregate number of shares Underlying stock options
William C. Anderson III	80,000
Donna Seidenberg Marks	50,000
James Scott Medford	30,000
Michael Soluri	30,000

We reimburse our directors for expenses incurred in connection with attending board meetings and committee meetings and provide the following compensation for directors: annual compensation of $17,692; meeting participation fees of $917 per in-person meeting; meeting participation by telephone of $550 per meeting; and $458 per written resolution.

Our executive directors do not receive additional separate compensation for their service on the Board or any committee of the Board. During 2018, our non-executive directors were reimbursed for their expenses for each board meeting, and committee meeting attended and in addition received the foregoing compensation with respect to attendance at such meetings. The aggregate amount paid by us to our non-executive directors for their service during 2018 was $99,904.

See “Security Ownership of Certain Beneficial Owners and Management” for information on beneficial ownership of our shares by our directors and executive officers. We have no outstanding loans to any of our directors or executive officers.

Certain Relationships and Related Transactions, and Director Independence

Our policy is to enter into transactions with related parties on terms that are on the whole no less favorable to us than those that would be available from unaffiliated parties at arm’s length.

Agreements with Directors and Officers

We have entered into employment agreements with all of our executive officers as mentioned above and indemnification agreements with all of our executive officers and directors. In addition, we have granted options to purchase our Ordinary Shares to our directors and executive officers, as mentioned elsewhere in this proxy statement.

Other than described above, none of our directors, executive officers or shareholders holding more than 5% of our outstanding Ordinary Shares, or members of any such person’s immediate family, has any relationship with the Company besides serving as directors or executive officers.

Our Board has determined that Ms. Seidenberg Marks, Mr. Anderson and Mr. Soluri qualify as independent directors under Nasdaq Stock Market Rules and as Audit Committee independent directors under the Nasdaq Stock Market Rules.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Shareholders who wish to present proposals appropriate for consideration at our 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) must submit the proposal in proper form consistent with our Articles of Association and applicable law to us at our address as set forth on the first page of this proxy statement and in accordance with the applicable regulations under Rule 14a-8 of the Exchange Act by December 10, 2019, in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2020 Annual Meeting. Shareholders who wish to present proposals appropriate for consideration at the 2020 Annual Meeting outside of Rule 14a-8 must submit the proposal in proper form consistent with our Articles of Association and applicable law to us at our address as set forth on the first page of this proxy statement by February 25, 2020 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2020 Annual Meeting. Any such proposals should contain the name and record address of the shareholder, the number of Ordinary Shares beneficially owned as of the record date established for the meeting, a description of, and reasons for, the proposal and all information that would be required to be included in the proxy statement file with the SEC if such shareholder was a participant in the solicitation subject to Section 14 of the Exchange Act. The proposal, as well as any questions related thereto, should be directed to our Chief Executive Officer.

If a shareholder submits a proposal after the last date applicable under our Articles of Association and applicable law but still wishes to present the proposal at our 2020 Annual Meeting (but not in our proxy statement), the proposal, which must be presented in a manner consistent with our Articles of Association and applicable law, must be submitted to our Chief Executive Officer in proper form at the address set forth above so that it is received by our Chief Executive Officer no later than seven days after notice for such meeting.

We did not receive notice of any proposed matter to be submitted by shareholders for a vote at this Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board and received in respect of this Meeting will be voted in the discretion of our management on such other matter which may properly come before the Meeting.

SHAREHOLDERS SHARING THE SAME ADDRESS

Only one set of proxy materials may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Company’s Chief Financial Officer, Mr. Assaf Cohen, by e-mail addressed to assaf@otiglobal.com, by mail addressed to c/o Company Chief Financial Officer, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, or by telephone at +011 972-4-6868000. Shareholders sharing an address and currently receiving a single copy may contact the Chief Financial Officer as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Chief Financial Officer as described above.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE AND NOT LATER THAN TUESDAY, SEPTEMBER 24, 2019, AT 5:00 P.M. ISRAEL TIME (10:00 A.M. EASTERN TIME) IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board,
/s/ James Scott Medford
James Scott Medford
Chairman of the Board of Directors

Rosh Pina, Israel
August 23, 2019

APPENDIX A1 — MARKED COPY OF THE AMENDED AND RESTATED COMPENSATION POLICY

ON TRACK INNOVATIONS LTD.

AMENDED AND RESTATED Executive officers Compensation Policy

amended as of August 5, 2019

1.     PREAMBLE

This Executive Compensation Policy (the “Policy”) of On Track Innovations Ltd. (the “Company” or “OTI”) is adopted in accordance with the requirements and limitations set forth in the Israeli Companies Law, 5759-1999 (the “Companies Law”). This Policy applies to all of OTI’s Office Holders, as such term is defined in the Companies Law (hereinafter referred to as the “Executives”).

The Policy refers to the terms of compensation of the Company’s Executives and the termination terms thereof.

2.     PURPOSE

The purpose of this Policy is to set rules and guidelines with respect to OTI’s compensation strategy for Executives designed to retain and attract highly qualified Executives by providing competitive compensation (within the Company’s ability to fund compensation based on its financial resources), while creating appropriate incentives considering, inter alia, risk management factors arising from the business of the Company, the size of the Company (including without limitation, its sales volume and number of employees), the nature of its business and its then current cash flow situation, in order to promote OTI’s long-term goals, work plan, policies and the interests of the shareholders of the Company.

This Policy is also designed to allow the Company to create a full compensation package for each of its Executives based on common principles, taking into account the experience of each of the Executives, as well as the characteristics of their position and their performance.

With respect to variable compensation components, the Policy is designed to allow the Company to consider each Executive’s contribution in achieving the Company’s short-term and long-term strategic goals and in maximizing its profits from long-term perspective and in accordance with the Executive’s position.

By setting this Policy, the Company intends to increase the sense of solidarity of Executives with the Company and its activities, to increase the Executives’ motivation to advance the long-term business of the Company and to make it more innovative, efficient and profitable; and to achieve higher levels of performance by Executives, while rewarding Executives for their efforts, and enabling the Company to retain and attract highly-skilled qualitative human capital within or to the Company.

3.     Overview of Executives’ COMPENSATION COMPONENTS

a)      Directors — Non-Employee Directors, including External Directors and Independent Directors (as defined in the Companies Law), shall receive from the Company an annual and participation based compensation in cash, reimbursement of expenses incurred by them in the performance of their duties, and may receive certain compensation in securities. Directors compensation (monetary or otherwise) shall be determined and approved by the Company’s Compensation Committee (the “Compensation Committee”), the Board of Directors (the “Board”) and by the General Meeting of Shareholders (the “General Meeting”) if required under applicable laws.

b)      Chief Executive Officer — The compensation of the Company’s Chief Executive Officers (the “CEO”) shall include a base salary, reimbursement of expenses incurred by him or her in the performance of his or her duties, performance bonus, compensation in equity and other social benefits usually granted to CEO’s

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in the high-tech industry, which shall be described further in this Policy. Such compensation, including performance targets and the maximum variable components of the CEO, shall be approved by the requisite organs in accordance with the Companies Law.

c)      Executives Subordinated to the CEO Not Acting as Directors (the “Subordinated Executives”) — The compensation of the Company’s Subordinated Executives shall include a base salary, reimbursement of expenses incurred by them in the performance of their duties, performance bonus, compensation in equity and other social benefits usually granted to Executives in the high-tech industry, which shall be further described in this Policy. Such compensation, including performance targets and the maximum variable components payable to each Executive, shall be presented and recommended by Company’s management and approved by the requisite organs in accordance with the Companies Law.

4.     General Considerations

While setting the compensation of each of the Executives, the Compensation Committee and the Board shall consider and refer to the following criteria, in accordance with the Companies Law:

a)      The Executive’s education, skills, expertise, professional experience and achievements;

b)      The Executive’s position, responsibilities and his or her previous compensation arrangements;

c)      Executive’s expected contributions to the future growth and profitability of the Company;

d)      The ratio between the Executive’s employment terms and the salary of other Company employees and contractors, in particular the ratio between the average salary and the median salary of such employees and the effect of differences between such on work relations in the Company (for purposes of this section “contractors” and “salary”- as defined in the Companies Law);

e)      If the employment terms include variable components — the possibility of reducing such variable components at the discretion of the Board and the possibility of setting a limit to the realizable value of variable components of equity which are non-cash disposed;

f)      The Executive’s compensation in view of comparable situated executives and based on comparable industry data (including data of peer companies )1;

g)      If the employment terms include a severance arrangement — the Executive’s term of employment, the employment terms during the employment term, the Company’s performance during such term, the Executive’s contribution to achieve Company’s goals and/or for maximizing profits, and the circumstances of the Executive retirement.

Without derogating from the foregoing general criteria, the Compensation Committee and the Board may consider additional benchmark information, as shall be required and available from time to time.

5.     FIXed COMPENSATION

5.1.     BASE SALARY

a)      Directors — Non-Employee Directors, including External Directors and Independent Directors, shall receive in cash annual and participation based compensation and reimbursement of expenses incurred by them in performance of their duties (where the Company may issue them credit or debit cards to cover such expenses) as shall be determined and approved by the Compensation Committee, the Board and the General Meeting (if required), and shall not exceed the maximum amounts set in accordance the Companies Regulations (Rules on Compensation and Expenses of External Directors), 5760-2000 (the “Compensation Regulations”).

____________

1        In order to set the fixed base salary and other compensation components range, compensations of similar job holders in relevant companies or reliable salary surveys will be reviewed on a case by case basis over time. Comparative studies will cover companies matching as many criteria as possible from the following list: (i) companies in the contactless cards business; (ii) publicly traded companies whose stock are traded on NASDAQ at a Market Cap/EBITDA/Revenue/Net Income/Free Cash Flow level similar to that of the Company; (iii) companies competing with the Company for managerial talent and for potential Executive in particular; companies with headcount similar to that of the Company.

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b)      Chief Executive Officer — The CEO shall receive a base salary and reimbursement of expenses incurred in performance of his/her duties (where the Company may issue them credit or debit cards to cover such expenses), as shall be determined and approved by the Board and by any other requisite organs, in accordance with the Companies Law. The CEO’s base salary shall be designed to reward the CEO for the time and effort spent by him or her in the performance of his or her tasks and duties in the day-to-day management of the Company and shall be targeted to be competitive within the marketplace in which the Company competes. The base salary shall reflect the skills of the CEO such as education, expertise, professional experience and achievements, while taking into account his or her responsibilities and the requirements derived from the position. The CEO’s gross based annual salary shall not exceed NIS ~~2,160,000~~ 1,800,000.

c)      Subordinated Executives — The Executives shall receive a base salary and reimbursement of expenses incurred in performance of their duties (where the Company may issue them credit or debit cards to cover such expenses), as shall be determined and approved by the Board. Executive’s base salary shall be designed to reward the Executive for the time and effort spent by him or her in the performance of his or her tasks and his day-to-day duties and shall be targeted to be competitive within the marketplace in which the Company competes. The base salary shall reflect the skills of the Executive, such as education, expertise, professional experience and achievements, while taking into account his or her responsibilities and the requirements derived from his or her position. The Executive’s gross based annual salary shall not exceed NIS ~~2,160,000~~ 1,200,000.

d)      Without derogating the foregoing, the Compensation Committee and the Board shall be entitled at their own discretion to change the compensation of any of the Executives by up to 10% per annum of the previously approved compensation of said Executive (the “Non-Material Change”).

e)      Without derogating from the provisions of Section 5b above, as long as the Subordinated Executive’s gross based annual salary does not exceed NIS ~~2,160,000~~ 1,200,000, a Non-Material Change to the compensation terms of the Subordinated Executives can be approved solely by the CEO and shall not require the Compensation Committee’s approval.

5.2.     A LUMP SUM SIGN UP BONUS

All Executives, excluding Non-Employee Directors, may be incentivized through lump sum sign up cash bonuses, designed to attract skilled and experienced executives in a competitive industry environment. The lump sum sign up bonus shall not exceed NIS 400,000 and shall not be calculated as part of the Executive’s fixed compensation.

5.3.     ADDITIONAL BENEFITS

Executives, excluding Non-Employee Directors, shall be entitled to any and all basic social benefits provided by the applicable Israeli Law, including, among others and without limitation, advance notice period for termination of employment, annual leave, sickness leave, pension and/or managers insurance, education fund, convalescence payments (“D’mei Avraha”) and severance payments.

In addition to these benefits, the Executives may be entitled at Company’s account to other industry standards benefits and insurances, such as all or any of the following benefits:

a)      Some social, incidental benefits (such as: pension and long term savings, life insurance, severance pay, vacation and sick leave) and prior termination notice are mandatory according to different local legislation, where some are provided according to market conventions and enable the Company to compete in the relevant labor market (such as education funds and company car in Israel) and others are meant to complement the base salary and compensate the Executives for expenses caused in connection with their job requirements (such as: travel expenses or allowances). To comply with the foregoing, the Company adopts the following compensation terms:

i.       The Company will provide all Executives with pension, long term disability and life insurance according to local practices and legislation and shall make such payments, contributions and deductions as required under applicable law and as customary for companies such as the Company. In Israel, the Company will provide all Executives educational fund as well.

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ii.      The Company may subsidize Company cars for Executives (and may gross up taxes in connection therewith).

iii.     The Company will provide all Executives with mobile phones for their use and will bear all taxes related to the use of the phone according to local legislation.

iv.      The Company may cover any reasonable, direct costs associated with an Executive’s permanent move to a location decided by Company.

v.       Each Executive will be entitled to annual vacation according to prevailing Company procedures and policies, taking into consideration any relevant prior tenure and local legislation.

vi.     Each Executive will be entitled to sick leave according to Company procedures and any relevant local legislation.

vii.    Each Executive will be entitled to any additional benefits and perquisites according to Company procedures and any relevant local legislation.

viii.   Executives may be entitled to an unconditional advance notice period prior to Company termination of employer/employee relations (where Company may waive the actual work of Executives during the advance notice period) according to the following table:

Position	Months
CEO, CFO	Up to 6 months
VPs and other Executives	Up to 4 months

~~ix.     Without derogating from the advance notice period above and in addition thereto, the Company with the approval of the Compensation Committee will be authorized to approve a termination pay of, including special consideration for confidentiality and non-competition undertakings upon termination of employment, up to the maximum levels set in the following table.~~

~~Position~~	~~Months~~
~~CEO~~ 	~~Up to 12 months~~
~~CFO~~	~~Up to 6 months~~
~~VPs and other Executives~~	~~Up to 4 months~~

b)      All Executives, including Non-Employee Directors, shall be entitled to coverage by a D&O insurance policy and to receive from the Company an exemption and indemnification letter reflecting maximum indemnification and exemption in accordance with applicable law, as shall be approved from time to time in accordance with the Companies Law. The Company shall be entitled to purchase a D&O insurance policy for the Executives currently in office and other Executives as may be elected and/or appointed from time to time, serving from time to time, including those who are controlling shareholders in the Company and their relatives (as such terms are defined in the Companies Law), with ~~an annual coverage of up to US$ 10 million and an annual premium of up to $160,000,~~ coverage of up to US$ 20 million for a single claim and for the entire period of the insurance and an annual premium of up to $250,000 with 15% increase per year and with deductible that shall not exceed US$ 2,500,000 per claim. The Company shall be entitled to purchase Run Off coverage for a period of up to seven (7) years. The total premium for the Run Off coverage for the entire period of the insurance shall not exceed 300% of the last paid annual premium and the deductible shall not exceed US$2,500,000 per claim. The Company may extend the insurance policy in place to include cover for liability pursuant to a public offering of securities, provided that the additional premium for such extension of liability coverage shall not exceed 50% of the current annual premium.

All insurance policies that will be purchased as aforesaid may include Entity Cover for Securities Claims, insuring the Company itself for claims filed against the Company for the violation of laws regulating securities. This cover shall include priorities for payment of any insurance benefits according to which the rights of the Executives to receive indemnity from the insurers shall take precedence over the right of the Company itself.

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The Company shall be entitled to purchase any of the above insurances, including extending existing insurance policies, with the same insurer or another insurer, in Israel or abroad, provided that the terms of engagement are in arm’s length and that such engagement is not expected to have a material effect on the Company’s profitability, assets or liabilities.

6.     VARIABLE COMPENSATION

6.1.     GENERAL

Executives, other than Non-Employee Directors, may be incentivized through cash bonuses, designed to reward the Executives for personal achievement, reflecting his or her contribution to achieve the Company’s goals.

All Executives, including Non-Employee Directors, may be additionally incentivized by a long-term equity-based incentive through the Company’s Stock Option Plan(s), designed to create a proximate interests of maximizing shareholder value, as reflected in the increase in the value of Company’s shares, and provide the Executives with a stake in the Company’s success, thus linking the Executives’ long-term financial interests with the interests of the Company’s shareholders and shareholders’ value.

Such incentives will be made through an annual program that defines performance targets based on the role and scope of each Executive. Actual payments are driven by the business and individual performance and achievement vis-à-vis the performance targets set at the beginning of the year, with upside potential tied to achieving superior performance.

In determining the said annual performance targets for Executives and the cash bonus and long-term equity-based incentives payable to each Executive as aforementioned, consideration should be given to promote the Company’s long-term goals and to ensure that at least with respect to the CEO a material portion of the variable components be determined based on measureable criteria. Additional portion of the variable components (and with respect to Subordinated Executives, up to the entire portion of the variable components) may be based on non-measureable criteria taking into account the Executives’ contribution to the Company.

While determining the Executives performance targets, the Company may take into consideration diverse parameters such as, without limitation, financial results, sales results, efficiency metrics, internal and external customer satisfaction, shareholders value, execution of projects, attainment of milestones, etc.

6.2.     ANNUAL PERFORMANCE BONUS

6.2.1.  Payment of the annual performance bonus (the “Bonus”) to Executives, other than Non-Employee Directors, shall be tied to long-term corporate performance, rather than short-term stock market performance, with the goal of eliminating abuses resulting from a short-term focus.

6.2.2.  Such Bonus shall be made in accordance with each Executive’s performance targets and based, among others, upon the following factors:

a)      The Company’s achievement of certain financial performance metrics, consisting of annual revenue targets, earnings before interest, taxes, depreciation and amortization target and free cash flow target, each based on the Company’s annual budget (to be approved by the Board);

b)      Achievement of the Executive defined Management by Objectives (“MBOs”) which will be determined by the CEO with respect to the Subordinated Executive and by the Compensation Committee and the Board with respect to the CEO; and

c)      Discretionary and based upon achievement of the Executive performance goals, which shall be determined by the CEO with respect to the Subordinated Executive and by the Compensation Committee and the Board with respect to the CEO, taking into account tangible and intangible performance factors as it deems appropriate, including the Executive’s relative contribution to the Company.

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6.2.3.  In defining the Bonus the Company shall consider the weight and percentage of each of the factors for the calculation of the Bonus as prescribed in the following table.

Position	Financial Factors	Defined MBOs	Discretionary
CEO, CFO	~~50~~80 – 90%	0 ~~to 20 %~~	10 to ~~30~~20%[2]
VP of Sales	50 ~~– 75%~~ – 85%	up to 50%	up to 10%
Other Executives	40 – 70%	up to 40%	up to ~~25~~15%

6.2.4.  Notwithstanding sections 6.2.1 through 6.2.3, the Company shall be entitled to determine, that the entire Bonus for a Subordinated Executives be discretionary, while taking into account the Subordinated Executives’ contributions to the Company, provided that the Bonus amount does not exceed 9 gross base monthly salaries of the said Subordinated Executive and subject to the variable compensation limitations specified in Section 7 below.

6.2.5.  Payment of the annual Bonus (if any) related to the financial factors will be made within 30 days after the publication of the financial statements for the year for which the Bonus is paid, unless the Executive’s employment is terminated prior to such date, in which case the Compensation Committee and the Board of Director may make appropriate adjustments, which may include payment at any time before the publication of the financial statements. Any such bonus may be paid in cash in a single lump sum or by equity compensation, or a combination of both.

6.2.6.     The Executives annual Bonus shall not exceed the following amounts:

a)      CEO — the aggregate amount equivalent to 12 gross base monthly salaries of the CEO.

b)      Other Executives — the aggregate amount equivalent to ~~9~~6 gross base monthly salaries of the Executive.

6.3.     EQUITY BASED INCENTIVES

Equity-based compensation may be granted to Executives, subject to the Company Stock Option Plan, in accordance with an annual equity incentive plan, as may be in effect from time to time (collectively, the “Equity Incentive Plans”), in any form permitted under such plans, including stock options. Such Equity Incentive Plans will be designed to allow non-required shareholders dilution on the one hand, yet to provide a long-term retention tool and spreading the risk for gain, on the other hand.

All equity-based incentives granted to Executives shall be subject to vesting over a vesting period of ~~between~~ three ~~to four~~ (3~~-4~~) years in order to promote long-term retention of the awarded Executives, with full acceleration upon a change of control event. Unless otherwise determined in a specific stock options award agreement and unless accelerated upon a change of control event, options grants to Executives shall vest gradually over a period of three (3) years, vesting in portions of 1/3 of the total number of options each year, quarter or any other period as shall be determined by the Board. Unless otherwise determined in a specific stock options award agreement, the exercise price of the equity-based compensation, in case of stock options, shall be calculated according to the average closing price of the Company’s Ordinary Shares on Nasdaq during the last 30 days prior to the date of grant.

The Equity-based compensation granted to an Executive in a given 12 month period shall not exceed at the date of the grant, the aggregate amount of sixty seven percent (67%)(two-thirds) of the cost of the Executive’s annual salary, including benefits, calculated by the Black & Scholes model as the 0.33 (third) (on a vesting period of 3 years) ~~or 0.25 (fourth) (on a vesting period of 4 years)~~ of the grant, as the case may be, that is vested during the given year.

____________

2        Subject to Section 7 below.

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7.     RATIO BETWEEN FIXed COMPENSATION AND VARIABLE COMPENSATION

Unless otherwise determined in a specific Executive employment agreement (to be approved by the Board), the maximum value of the variable compensation components shall be up to 100% of each Executive’s total fixed compensation package on an annual basis.

The total variable compensation, for each Executive, in one calendar year (including the lump sum sign up bonus in section 5.1, the annual bonus in section 6.2) and any other compensation that is deemed as variable compensation, shall not exceed the above mentioned limitation in this section 7. Moreover, the total discretionary compensation of the CEO in one calendar year (including the lump sum sign up bonus in section 5.1, and the discretionary component of the annual bonus in section 6.2) and any other compensation that is deemed to be discretionary compensation, shall not exceed the aggregate amount equivalent to 3 gross base monthly salaries of the CEO.

8.     Recoupment Policy

The Company may seek reimbursement of all or a portion of any compensation paid to an Executive on the basis of financial data included in Company’s financial statements in any fiscal year that are found to be inaccurate and are subsequently restated.

In any such event, Company will seek reimbursement from the Executives to the extent such Executives would not have been entitled to all or a portion of such compensation, based on the financial data included in the restated financial statements.

The Compensation Committee will be responsible for approving the amounts to be recouped and for setting terms for such recoupment from time to time.

9.     exchange rates

Monetary amounts in this Policy are quoted in NIS, yet subject to the applicable currency exchange rates.

10.     Review, Recommendation and Approval of the Policy

This Policy was formulated by the Compensation Committee that approved it on ~~October 10, 2016~~August 5, 2019 and recommended the Board to approve it. On ~~October 11, 2016~~August 6, 2019 the Board approved this Policy and recommended the General Meeting to approve it. This Policy is submitted for approval by the General Meeting of the Company in ~~the Annual~~an Extraordinary Meeting that ~~will~~is expected to be held ~~on December 15, 2016.~~ in September, 2019.

The Compensation Committee shall review and evaluate this Policy from time to time, monitor its implementation, and recommend to the Board and the General Meeting to make any amendment or restatement to the Policy as it deems necessary from time to time.

The term of this Policy shall be 36 months as of the date of its adoption. Following such term (or before), this Policy will be examined by the Compensation Committee and will brought to the Board and General Meeting for approval.

Last Updated: ~~October 10, 2016~~August 5, 2019.

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APPENDIX A2 — CLEAN COPY OF THE AMENDED AND RESTATED COMPENSATION POLICY

ON TRACK INNOVATIONS LTD.

AMENDED AND RESTATED Executive officers Compensation Policy

amended as of August 5, 2019

1.     PREAMBLE

This Executive Compensation Policy (the “Policy”) of On Track Innovations Ltd. (the “Company” or “OTI”) is adopted in accordance with the requirements and limitations set forth in the Israeli Companies Law, 5759-1999 (the “Companies Law”). This Policy applies to all of OTI’s Office Holders, as such term is defined in the Companies Law (hereinafter referred to as the “Executives”).

The Policy refers to the terms of compensation of the Company’s Executives and the termination terms thereof.

2.     PURPOSE

The purpose of this Policy is to set rules and guidelines with respect to OTI’s compensation strategy for Executives designed to retain and attract highly qualified Executives by providing competitive compensation (within the Company’s ability to fund compensation based on its financial resources), while creating appropriate incentives considering, inter alia, risk management factors arising from the business of the Company, the size of the Company (including without limitation, its sales volume and number of employees), the nature of its business and its then current cash flow situation, in order to promote OTI’s long-term goals, work plan, policies and the interests of the shareholders of the Company.

This Policy is also designed to allow the Company to create a full compensation package for each of its Executives based on common principles, taking into account the experience of each of the Executives, as well as the characteristics of their position and their performance.

With respect to variable compensation components, the Policy is designed to allow the Company to consider each Executive’s contribution in achieving the Company’s short-term and long-term strategic goals and in maximizing its profits from long-term perspective and in accordance with the Executive’s position.

By setting this Policy, the Company intends to increase the sense of solidarity of Executives with the Company and its activities, to increase the Executives’ motivation to advance the long-term business of the Company and to make it more innovative, efficient and profitable; and to achieve higher levels of performance by Executives, while rewarding Executives for their efforts, and enabling the Company to retain and attract highly-skilled qualitative human capital within or to the Company.

3.     Overview of Executives’ COMPENSATION COMPONENTS

a)      Directors — Non-Employee Directors, including External Directors and Independent Directors (as defined in the Companies Law), shall receive from the Company an annual and participation based compensation in cash, reimbursement of expenses incurred by them in the performance of their duties, and may receive certain compensation in securities. Directors compensation (monetary or otherwise) shall be determined and approved by the Company’s Compensation Committee (the “Compensation Committee”), the Board of Directors (the “Board”) and by the General Meeting of Shareholders (the “General Meeting”) if required under applicable laws.

b)      Chief Executive Officer — The compensation of the Company’s Chief Executive Officers (the “CEO”) shall include a base salary, reimbursement of expenses incurred by him or her in the performance of

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his or her duties, performance bonus, compensation in equity and other social benefits usually granted to CEO’s in the high-tech industry, which shall be described further in this Policy. Such compensation, including performance targets and the maximum variable components of the CEO, shall be approved by the requisite organs in accordance with the Companies Law.

c)      Executives Subordinated to the CEO Not Acting as Directors (the “Subordinated Executives”) — The compensation of the Company’s Subordinated Executives shall include a base salary, reimbursement of expenses incurred by them in the performance of their duties, performance bonus, compensation in equity and other social benefits usually granted to Executives in the high-tech industry, which shall be further described in this Policy. Such compensation, including performance targets and the maximum variable components payable to each Executive, shall be presented and recommended by Company’s management and approved by the requisite organs in accordance with the Companies Law.

4.     General Considerations

While setting the compensation of each of the Executives, the Compensation Committee and the Board shall consider and refer to the following criteria, in accordance with the Companies Law:

a)      The Executive’s education, skills, expertise, professional experience and achievements;

b)      The Executive’s position, responsibilities and his or her previous compensation arrangements;

c)      Executive’s expected contributions to the future growth and profitability of the Company;

d)      The ratio between the Executive’s employment terms and the salary of other Company employees and contractors, in particular the ratio between the average salary and the median salary of such employees and the effect of differences between such on work relations in the Company (for purposes of this section “contractors” and “salary”- as defined in the Companies Law);

e)      If the employment terms include variable components — the possibility of reducing such variable components at the discretion of the Board and the possibility of setting a limit to the realizable value of variable components of equity which are non-cash disposed;

f)      The Executive’s compensation in view of comparable situated executives and based on comparable industry data (including data of peer companies)3;

g)      If the employment terms include a severance arrangement — the Executive’s term of employment, the employment terms during the employment term, the Company’s performance during such term, the Executive’s contribution to achieve Company’s goals and/or for maximizing profits, and the circumstances of the Executive retirement.

Without derogating from the foregoing general criteria, the Compensation Committee and the Board may consider additional benchmark information, as shall be required and available from time to time.

____________

3        In order to set the fixed base salary and other compensation components range, compensations of similar job holders in relevant companies or reliable salary surveys will be reviewed on a case by case basis over time. Comparative studies will cover companies matching as many criteria as possible from the following list: (i) companies in the contactless cards business; (ii) publicly traded companies whose stock are traded on NASDAQ at a Market Cap/EBITDA/Revenue/Net Income/Free Cash Flow level similar to that of the Company; (iii) companies competing with the Company for managerial talent and for potential Executive in particular; companies with headcount similar to that of the Company.

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5.     FIXed COMPENSATION

5.1.     BASE SALARY

a)      Directors — Non-Employee Directors, including External Directors and Independent Directors, shall receive in cash annual and participation based compensation and reimbursement of expenses incurred by them in performance of their duties (where the Company may issue them credit or debit cards to cover such expenses) as shall be determined and approved by the Compensation Committee, the Board and the General Meeting (if required), and shall not exceed the maximum amounts set in accordance the Companies Regulations (Rules on Compensation and Expenses of External Directors), 5760-2000 (the “Compensation Regulations”).

b)      Chief Executive Officer — The CEO shall receive a base salary and reimbursement of expenses incurred in performance of his/her duties (where the Company may issue them credit or debit cards to cover such expenses), as shall be determined and approved by the Board and by any other requisite organs, in accordance with the Companies Law. The CEO’s base salary shall be designed to reward the CEO for the time and effort spent by him or her in the performance of his or her tasks and duties in the day-to-day management of the Company and shall be targeted to be competitive within the marketplace in which the Company competes. The base salary shall reflect the skills of the CEO such as education, expertise, professional experience and achievements, while taking into account his or her responsibilities and the requirements derived from the position. The CEO’s gross based annual salary shall not exceed NIS 1,800,000.

c)      Subordinated Executives — The Executives shall receive a base salary and reimbursement of expenses incurred in performance of their duties (where the Company may issue them credit or debit cards to cover such expenses), as shall be determined and approved by the Board. Executive’s base salary shall be designed to reward the Executive for the time and effort spent by him or her in the performance of his or her tasks and his day-to-day duties and shall be targeted to be competitive within the marketplace in which the Company competes. The base salary shall reflect the skills of the Executive, such as education, expertise, professional experience and achievements, while taking into account his or her responsibilities and the requirements derived from his or her position. The Executive’s gross based annual salary shall not exceed NIS 1,200,000.

d)      Without derogating the foregoing, the Compensation Committee and the Board shall be entitled at their own discretion to change the compensation of any of the Executives by up to 10% per annum of the previously approved compensation of said Executive (the “Non-Material Change”).

e)      Without derogating from the provisions of Section 5b above, as long as the Subordinated Executive’s gross based annual salary does not exceed NIS 1,200,000, a Non-Material Change to the compensation terms of the Subordinated Executives can be approved solely by the CEO and shall not require the Compensation Committee’s approval.

5.2.     A LUMP SUM SIGN UP BONUS

All Executives, excluding Non-Employee Directors, may be incentivized through lump sum sign up cash bonuses, designed to attract skilled and experienced executives in a competitive industry environment. The lump sum sign up bonus shall not exceed NIS 400,000 and shall not be calculated as part of the Executive’s fixed compensation.

5.3.     ADDITIONAL BENEFITS

Executives, excluding Non-Employee Directors, shall be entitled to any and all basic social benefits provided by the applicable Israeli Law, including, among others and without limitation, advance notice period for termination of employment, annual leave, sickness leave, pension and/or managers insurance, education fund, convalescence payments (“D’mei Avraha”) and severance payments.

In addition to these benefits, the Executives may be entitled at Company’s account to other industry standards benefits and insurances, such as all or any of the following benefits:

a)      Some social, incidental benefits (such as: pension and long term savings, life insurance, severance pay, vacation and sick leave) and prior termination notice are mandatory according to different local

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legislation, where some are provided according to market conventions and enable the Company to compete in the relevant labor market (such as education funds and company car in Israel) and others are meant to complement the base salary and compensate the Executives for expenses caused in connection with their job requirements (such as: travel expenses or allowances). To comply with the foregoing, the Company adopts the following compensation terms:

i.       The Company will provide all Executives with pension, long term disability and life insurance according to local practices and legislation and shall make such payments, contributions and deductions as required under applicable law and as customary for companies such as the Company. In Israel, the Company will provide all Executives educational fund as well.

ii.      The Company may subsidize Company cars for Executives (and may gross up taxes in connection therewith).

iii.     The Company will provide all Executives with mobile phones for their use and will bear all taxes related to the use of the phone according to local legislation.

iv.      The Company may cover any reasonable, direct costs associated with an Executive’s permanent move to a location decided by Company.

v.       Each Executive will be entitled to annual vacation according to prevailing Company procedures and policies, taking into consideration any relevant prior tenure and local legislation.

vi.     Each Executive will be entitled to sick leave according to Company procedures and any relevant local legislation.

vii.    Each Executive will be entitled to any additional benefits and perquisites according to Company procedures and any relevant local legislation.

viii.   Executives may be entitled to an unconditional advance notice period prior to Company termination of employer/employee relations (where Company may waive the actual work of Executives during the advance notice period) according to the following table:

Position	Months
CEO, CFO	Up to 6 months
VPs and other Executives	Up to 4 months

b)      All Executives, including Non-Employee Directors, shall be entitled to coverage by a D&O insurance policy and to receive from the Company an exemption and indemnification letter reflecting maximum indemnification and exemption in accordance with applicable law, as shall be approved from time to time in accordance with the Companies Law. The Company shall be entitled to purchase a D&O insurance policy for the Executives currently in office and other Executives as may be elected and/or appointed from time to time, serving from time to time, including those who are controlling shareholders in the Company and their relatives (as such terms are defined in the Companies Law), with coverage of up to US$ 20 million for a single claim and for the entire period of the insurance and an annual premium of up to $250,000 with 15% increase per year and with deductible that shall not exceed US$ 2,500,000 per claim. The Company shall be entitled to purchase Run Off coverage for a period of up to seven (7) years. The total premium for the Run Off coverage for the entire period of the insurance shall not exceed 300% of the last paid annual premium and the deductible shall not exceed US$2,500,000 per claim. The Company may extend the insurance policy in place to include cover for liability pursuant to a public offering of securities, provided that the additional premium for such extension of liability coverage shall not exceed 50% of the current annual premium.

All insurance policies that will be purchased as aforesaid may include Entity Cover for Securities Claims, insuring the Company itself for claims filed against the Company for the violation of laws regulating securities. This cover shall include priorities for payment of any insurance benefits according to which the rights of the Executives to receive indemnity from the insurers shall take precedence over the right of the Company itself.

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The Company shall be entitled to purchase any of the above insurances, including extending existing insurance policies, with the same insurer or another insurer, in Israel or abroad, provided that the terms of engagement are in arm’s length and that such engagement is not expected to have a material effect on the Company’s profitability, assets or liabilities.

6.     VARIABLE COMPENSATION

6.1.     GENERAL

Executives, other than Non-Employee Directors, may be incentivized through cash bonuses, designed to reward the Executives for personal achievement, reflecting his or her contribution to achieve the Company’s goals.

All Executives, including Non-Employee Directors, may be additionally incentivized by a long-term equity-based incentive through the Company’s Stock Option Plan(s), designed to create a proximate interests of maximizing shareholder value, as reflected in the increase in the value of Company’s shares, and provide the Executives with a stake in the Company’s success, thus linking the Executives’ long-term financial interests with the interests of the Company’s shareholders and shareholders’ value.

Such incentives will be made through an annual program that defines performance targets based on the role and scope of each Executive. Actual payments are driven by the business and individual performance and achievement vis-à-vis the performance targets set at the beginning of the year, with upside potential tied to achieving superior performance.

In determining the said annual performance targets for Executives and the cash bonus and long-term equity-based incentives payable to each Executive as aforementioned, consideration should be given to promote the Company’s long-term goals and to ensure that at least with respect to the CEO a material portion of the variable components be determined based on measureable criteria. Additional portion of the variable components (and with respect to Subordinated Executives, up to the entire portion of the variable components) may be based on non-measureable criteria taking into account the Executives’ contribution to the Company.

While determining the Executives performance targets, the Company may take into consideration diverse parameters such as, without limitation, financial results, sales results, efficiency metrics, internal and external customer satisfaction, shareholders value, execution of projects, attainment of milestones, etc.

6.2.     ANNUAL PERFORMANCE BONUS

6.2.1.     Payment of the annual performance bonus (the “Bonus”) to Executives, other than Non-Employee Directors, shall be tied to long-term corporate performance, rather than short-term stock market performance, with the goal of eliminating abuses resulting from a short-term focus.

6.2.2.     Such Bonus shall be made in accordance with each Executive’s performance targets and based, among others, upon the following factors:

a)      The Company’s achievement of certain financial performance metrics, consisting of annual revenue targets, earnings before interest, taxes, depreciation and amortization target and free cash flow target, each based on the Company’s annual budget (to be approved by the Board);

b)      Achievement of the Executive defined Management by Objectives (“MBOs”) which will be determined by the CEO with respect to the Subordinated Executive and by the Compensation Committee and the Board with respect to the CEO; and

c)      Discretionary and based upon achievement of the Executive performance goals, which shall be determined by the CEO with respect to the Subordinated Executive and by the Compensation Committee and the Board with respect to the CEO, taking into account tangible and intangible performance factors as it deems appropriate, including the Executive’s relative contribution to the Company.

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6.2.3.     In defining the Bonus the Company shall consider the weight and percentage of each of the factors for the calculation of the Bonus as prescribed in the following table.

Position	Financial Factors	Defined MBOs	Discretionary
CEO, CFO	80 – 90%	0	10 to 20%[4]
VP of Sales	50 – 85%	up to 50%	up to 10%
Other Executives	40 – 70%	up to 40%	up to 15%

6.2.4.     Notwithstanding sections 6.2.1 through 6.2.3, the Company shall be entitled to determine, that the entire Bonus for a Subordinated Executives be discretionary, while taking into account the Subordinated Executives’ contributions to the Company, provided that the Bonus amount does not exceed 9 gross base monthly salaries of the said Subordinated Executive and subject to the variable compensation limitations specified in Section 7 below.

6.2.5.     Payment of the annual Bonus (if any) related to the financial factors will be made within 30 days after the publication of the financial statements for the year for which the Bonus is paid, unless the Executive’s employment is terminated prior to such date, in which case the Compensation Committee and the Board of Director may make appropriate adjustments, which may include payment at any time before the publication of the financial statements. Any such bonus may be paid in cash in a single lump sum or by equity compensation, or a combination of both.

6.2.6.     The Executives annual Bonus shall not exceed the following amounts:

a)      CEO — the aggregate amount equivalent to 12 gross base monthly salaries of the CEO.

b)      Other Executives — the aggregate amount equivalent to 6 gross base monthly salaries of the Executive.

6.3.     EQUITY BASED INCENTIVES

Equity-based compensation may be granted to Executives, subject to the Company Stock Option Plan, in accordance with an annual equity incentive plan, as may be in effect from time to time (collectively, the “Equity Incentive Plans”), in any form permitted under such plans, including stock options. Such Equity Incentive Plans will be designed to allow non-required shareholders dilution on the one hand, yet to provide a long-term retention tool and spreading the risk for gain, on the other hand.

All equity-based incentives granted to Executives shall be subject to vesting over a vesting period of three (3) years in order to promote long-term retention of the awarded Executives, with full acceleration upon a change of control event. Unless otherwise determined in a specific stock options award agreement and unless accelerated upon a change of control event, options grants to Executives shall vest gradually over a period of three (3) years, vesting in portions of 1/3 of the total number of options each year, quarter or any other period as shall be determined by the Board. Unless otherwise determined in a specific stock options award agreement, the exercise price of the equity-based compensation, in case of stock options, shall be calculated according to the average closing price of the Company’s Ordinary Shares on Nasdaq during the last 30 days prior to the date of grant.

The Equity-based compensation granted to an Executive in a given 12 month period shall not exceed at the date of the grant, the aggregate amount of sixty seven percent (67%)(two-thirds) of the cost of the Executive’s annual salary, including benefits, calculated by the Black & Scholes model as the 0.33 (third) (on a vesting period of 3 years) of the grant, as the case may be, that is vested during the given year.

____________

4        Subject to Section 7 below.

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7.     RATIO BETWEEN FIXed COMPENSATION AND VARIABLE COMPENSATION

Unless otherwise determined in a specific Executive employment agreement (to be approved by the Board), the maximum value of the variable compensation components shall be up to 100% of each Executive’s total fixed compensation package on an annual basis.

The total variable compensation, for each Executive, in one calendar year (including the lump sum sign up bonus in section 5.1, the annual bonus in section 6.2) and any other compensation that is deemed as variable compensation, shall not exceed the above mentioned limitation in this section 7. Moreover, the total discretionary compensation of the CEO in one calendar year (including the lump sum sign up bonus in section 5.1, and the discretionary component of the annual bonus in section 6.2) and any other compensation that is deemed to be discretionary compensation, shall not exceed the aggregate amount equivalent to 3 gross base monthly salaries of the CEO.

8.     Recoupment Policy

The Company may seek reimbursement of all or a portion of any compensation paid to an Executive on the basis of financial data included in Company’s financial statements in any fiscal year that are found to be inaccurate and are subsequently restated.

In any such event, Company will seek reimbursement from the Executives to the extent such Executives would not have been entitled to all or a portion of such compensation, based on the financial data included in the restated financial statements.

The Compensation Committee will be responsible for approving the amounts to be recouped and for setting terms for such recoupment from time to time.

9.     exchange rates

Monetary amounts in this Policy are quoted in NIS, yet subject to the applicable currency exchange rates.

10.     Review, Recommendation and Approval of the Policy

This Policy was formulated by the Compensation Committee that approved it on August 5, 2019 and recommended the Board to approve it. On August 6, 2019 the Board approved this Policy and recommended the General Meeting to approve it. This Policy is submitted for approval by the General Meeting of the Company in an Extraordinary Meeting that is expected to be held in September, 2019.

The Compensation Committee shall review and evaluate this Policy from time to time, monitor its implementation, and recommend to the Board and the General Meeting to make any amendment or restatement to the Policy as it deems necessary from time to time.

The term of this Policy shall be 36 months as of the date of its adoption. Following such term (or before), this Policy will be examined by the Compensation Committee and will brought to the Board and General Meeting for approval.

Last Updated: August 5, 2019.

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ON TRACK INNOVATIONS LTD. Z.H.R. INDUSTRIAL ZONE P.O. BOX 32 ROSH PINA, ISRAEL 1200000

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until Tuesday, September 24, 2019 at 5:00 P.M. Israel Time, which is Tuesday, September 24, 2019 at 10:00 A.M. Eastern Time (“Cut-Off Date”). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until the Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it no later than the Cut-Off Date in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You may also return the signed and dated proxy card to our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel 1200000 no later than the Cut-Off Date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ON TRACK INNOVATIONS LTD.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.
1.

To approve amendments to the Company’s Amended and Restated Articles of Association and the Company’s Memorandum of Association authorizing a reverse share split of all of the Company’s ordinary shares, par value NIS 0.1 each, at the ratio of 30 to 1.

		For ☐	Against ☐	Abstain ☐
2.

To approve amendments to the Company’s Articles of Association and Memorandum of Association authorizing an increase in the Company’s authorized share capital, as described in the accompanying proxy statement.

		For ☐	Against ☐	Abstain ☐
3.	To approve amendments to the Amended and Restated Compensation Policy of the Company, as described in the accompanying proxy statement.	For ☐	Against ☐	Abstain ☐
3a.

Please mark YES if you are a controlling shareholder or have a personal interest in resolution 3 above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.

		Yes ☐	No ☐
4.	To approve the payment of a lump sum bonus in the amount of NIS 100,000 to Mr. Assaf Cohen, for his services as the Company’s Interim Chief Executive Officer.	For ☐	Against ☐	Abstain ☐
4a.

Please mark YES if you are a controlling shareholder or have a personal interest in resolution 4 above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.

		Yes ☐	No ☐
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary Meeting:
The Notice & Proxy Statement are available at www.proxyvote.com.
A copy of the Notice and Proxy Statement are also available at the On Track Innovations Ltd. website at
http://www.otiglobal.com/agm

If you have not voted by phone or internet, please sign, date and mail your proxy card in the envelope provided as soon as possible.

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ON TRACK INNOVATIONS LTD.
Extraordinary Meeting of Shareholders
September 27, 2019
THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ON TRACK INNOVATIONS LTD.

The undersigned shareholder of On Track Innovations Ltd. (the “Company”) hereby appoints Sagi Nataf and Assaf Cohen, or either of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the Extraordinary Meeting of Shareholders of the Company (the “Shareholders Meeting”) to be held at the Company’s offices at Z.H.R. Industrial Zone, Rosh Pina, Israel on Friday, September 27, 2019, at 10:00 a.m., Israel Time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Shareholders Meeting with all powers possessed by the undersigned if personally present at the Shareholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth on the reverse side. The undersigned hereby acknowledges receipt of the Notice of an Extraordinary Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO PROPOSALS NO. 1 AND 2 SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS NO. 1 AND 2.

Continued and to be signed on the reverse side